SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 16, 2022

DAVE & BUSTER’S ENTERTAINMENT, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35664	35-2382255
(State of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1221 S. Belt Line Rd., Suite 500 Coppell, TX 75019
(Address of principal executive offices)

Registrant’s telephone number, including area code: (214) 357-9588

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the reporting obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act
☐	Soliciting material pursuant to Rule 14a-12 of the Exchange Act
☐	Pre-commencement communications pursuant to Rule 14d-2(b) Exchange Act
☐	Pre-commencement communications pursuant to Rule 13e-4(c) Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock $0.01 par value	PLAY	NASDAQ Stock Market LLC

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

At the Annual Meeting on June 16, 2022, the following matters were submitted to the vote of the shareholders, with the results of voting on each such matter as set forth below (vote totals are rounded to the nearest full share).

Proposal 1

Each of the Registrant’s nominees was elected a director to hold office until the next Annual Meeting of Shareholders or until his or her successor is elected and qualified.

	Number of Shares Voted
Name	For	Against	Abstain	Broker Non-Vote
James P. Chambers	36,006,216	89,215	1,422,156	4,862,406
Hamish A. Dodds	35,977,814	117,798	1,421,975	4,862,406
Michael J. Griffith	35,024,435	1,071,343	1,421,809	4,862,406
Gail Mandel	35,902,216	193,631	1,421,740	4,862,406
Atish Shah	35,072,829	1,022,938	1,421,820	4,862,406
Kevin M. Sheehan	35,337,354	677,818	1,502,415	4,862,406
Jennifer Storms	35,118,817	976,981	1,421,789	4,862,406

Proposal 2

The proposal to ratify the appointment of KPMG LLP as Independent Registered Public Accounting Firm for the fiscal year ending January 29, 2023, was approved. The results were as follows:

For	Against	Abstain	Broker Non-Vote
40,867,561	91,640	1,420,792	0

Proposal 3

The proposal on the Registrant’s executive compensation was approved. The results were as follows:

For	Against	Abstain	Broker Non-Vote
34,439,313	1,649,882	1,428,392	4,862,406

Proposal 4

The proposal on the frequency of future advisory votes on Registrant’s executive compensation was approved on a one-year basis. The results were as follows:

One-Year	Two-Years	Three-Years	Abstain	Broker Non-Vote
34,912,566	104,788	1,072,400	1,427,833	4,862,406

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits.

104	Cover Page Interactive Data File (the Cover Page Interactive Data File is embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DAVE & BUSTER’S ENTERTAINMENT, INC.

Date: June 16, 2022	By:	/s/ Robert W. Edmund
Robert W. Edmund
General Counsel, Secretary and
Senior Vice President of Human Resources